SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2003

TEKELEC

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-15135	95-2746131
(Commission File Number)	(I.R.S. Employer Identification No.)

26580 W. Agoura Road, Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 880-5656

Item 7. Financial Statements and Exhibits.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Six Months Ended June 30, 2003
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
SIGNATURES

     This Form 8-K/A amends the Current Report on Form 8-K of Tekelec, a California corporation, filed with the Commission on June 11, 2003, as amended by Tekelec’s Form 8-K/A (Amendment No. 1) filed with the Commission on June 25, 2003. This Form 8-K/A is being filed to provide updated pro forma financial information for the six months ended June 30, 2003.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements are included in Tekelec’s Current Report on Form 8-K/A (Amendment No. 1) as filed with the Commission on June 25, 2003.

(b)	Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months ended June 30, 2003

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

     On June 10, 2003, Tekelec acquired a 51.6% controlling voting ownership interest (57.5% on an as converted basis) in Santera Systems Inc. (“Santera”) in exchange for a cash contribution of $28.0 million and the contribution of the business operations and certain assets and liabilities of Tekelec’s Packet Telephony Business Unit. At the same time, Santera’s existing investors contributed an additional $12.0 million in cash to Santera. Tekelec also has the ability to increase its ownership interest in the combined business to up to 56.0% (62.5% on an as converted basis) for an additional $12.0 million contribution and has the option, exercisable during the period from July 1, 2005 through December 31, 2007, at a price (the “Tekelec Option Price”) based on Santera’s revenues during the 12-month period beginning six months prior to any exercise of the option by Tekelec. In addition, Santera’s minority shareholders have the option, exercisable during the period from January 2006 through February 2008, to require Tekelec to purchase their Santera shares at a price equal to 80% of the Tekelec Option Price, provided Santera has been profitable for the two calendar quarters preceding such exercise.

     The following unaudited pro forma condensed consolidated financial statements give effect to Tekelec’s acquisition of a controlling interest in Santera and the combination of the business operations of Tekelec’s Packet Telephony Business Unit with the business operations of Santera on June 10, 2003. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 assumes that the acquisition occurred on January 1, 2003.

     The transaction was accounted for as an acquisition by Tekelec using the purchase method, with the Santera assets acquired and the liabilities assumed reflected at their estimated fair values. The assets and liabilities of Tekelec’s Packet Telephony Business Unit that were contributed to Santera are reflected at historical cost. Santera’s operating results are included in the consolidated results of Tekelec, less minority interest.

     The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the acquisition had been consummated as of the indicated dates or of the results that may occur in the future.

TEKELEC
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2003

	Tekelec	Santera	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Consolidated

	(amounts in thousands, except share and per share data)
Revenues	$117,954	$5,784	$—		$123,738
Cost of sales	34,675	4,646	867	(1)	40,188

Gross profit	83,279	1,138	(867)		83,550
Operating expenses:
Research and development	30,855	11,021	—		41,876
Selling, general and administrative	46,529	7,907	—		54,436
Amortization of goodwill and other intangibles	729	—	40	(1)	769

Total operating expenses	78,113	18,928	40		97,081
Income (loss) from operations	5,166	(17,790)	(907)		(13,531)
Interest and other expenses, net	(1,854)	(483)	—		(2,337)

Income (loss) from continuing operations before provision for income taxes	3,312	(18,273)	(907)		(15,868)
Provision for income taxes	2,386	—	2,824	(2)	5,210

Income (loss) from continuing operations before minority interest	926	(18,273)	(3,731)		(21,078)
Minority interest	—	—	19,554	(3)	19,554

Income (loss) from continuing operations	$926	$(18,273)	$15,823		$(1,524)

Earnings (loss) per share from continuing operations:
Basic	$0.02				$(0.02)
Diluted	$0.01				$(0.02)
Weighted average number of shares outstanding:
Basic	60,983				60,983
Diluted	61,954				60,983

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Notes to Unaudited Pro Forma
Condensed Consolidated Financial Statements

     The following pro forma adjustments give effect to the acquisition of a controlling interest in Santera and the combination of the business operations of Tekelec’s Packet Telephony Business Unit with Santera’s business operations on June 10, 2003.

     The Tekelec historical statement of operations column in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003 includes the results for Santera subsequent to June 10, 2003. This historical statement of operations column for Santera includes the results of operations for Santera from January 1, 2003 through the June 10, 2003 date of acquisition.

     The total purchase allocation reflected in the Tekelec historical financial statements is as follows (in thousands):

Amount

Estimated fair value of the Santera assets and liabilities	$49,000
Cash contributed by existing Santera shareholders	12,000
Estimated direct transaction costs	3,700

Total fair value and direct transaction costs	64,700
Less: Santera’s net assets acquired (including $12.0 million contributed)	7,767

Total fair value step-up in Santera	$56,933

     The actual purchase allocation will be based on the estimated fair value of Santera’s assets and liabilities at the date of acquisition. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary purchase allocation is estimated as follows (in thousands):

Amount

In-process research and development	$2,900
Goodwill	25,835
Identifiable intangible assets	27,200
Acquired backlog	500
Inventory fair market value step-up	498

Total purchase allocation	$56,933

The pro forma adjustments are as follows:

(1)	To reflect amortization of identifiable assets created as a result of the acquisition. The identifiable intangible assets, their related estimated lives and amortization are as follows (in thousands):

			Amortization
		Estimated	Six Months
	Asset	Life	Ended
	Amount	in Years	June 30, 2003

Acquired technology	$26,000	15	$867
Trade names and marks	500	15	17
Existing customer relationships	700	15	23

Acquired technology is being amortized to cost of sales. Amortization of the other identifiable intangible assets is reflected in operating expenses based on the nature of these intangibles. In process research and development, acquired backlog and the inventory fair value step-up adjustments are nonrecurring in nature and, accordingly, are not reflected in the unaudited pro forma condensed consolidated statement of operations.

(2)	To reflect the tax effect of the historical operating losses of Tekelec’s Packet Telephony Business Unit that has been transferred to Santera.

(3)	The profits and losses of Santera will be allocated between Tekelec and the minority interest based on their relative interests in the equity of Santera. This requires losses be allocated first to the Series A Preferred Stock until fully absorbed and then to the Series B Preferred Stock. Subsequent profits will be allocated first to the Series B Preferred Stock until the previously recognized losses are recovered to the extent of the original Series B Preferred Stock investment balance. Profits will then be allocated to the Series A Preferred Stock. The pro forma adjustment for the minority interest is as follows (in thousands):

Six Months
Ended
June 30, 2003

Historical operating loss of Santera(*)	$(22,326)
Historical operating loss of Tekelec’s Packet Telephony Business Unit	(8,305)
Pro forma adjustments	(907)

Total Santera pro forma operating loss	(31,538)
Percentage of losses allocable to minority shareholders based on capital structure and liquidation preferences	62%

Total pro forma minority interest adjustment	$(19,554)

(*)	Includes operating loss of $4,053 related to operating results subsequent to June 10, 2003 that have been included in the Tekelec historical statement of operations column in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2003.

(c)	Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated April 30, 2003 by and among Tekelec, Luke Acquisition Corp., Certain Stockholders of Santera Systems Inc., Santera Systems Inc. and Austin Ventures VI, L.P., as the Representative, including form of Certificate of Merger and of Amended and Restated Certificate of Incorporation of Santera Systems Inc. (schedules and certain exhibits are omitted from this agreement and from the other agreements incorporated by reference as Exhibits 10.2, 10.3 and 10.4, and Tekelec agrees to furnish supplementally a copy of any such schedule or exhibit to the Commission upon request)*

10.2	Escrow Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., Certain Stockholders of Santera Systems Inc., Austin Ventures VI, L.P., as the Representative, and J.P. Morgan Trust Company, National Association, as Escrow Agent*

10.3	Stockholders’ Agreement dated as of April 30, 2003 between Tekelec and Santera Systems Inc.* Registration Rights Agreement dated as of April 30, 2003 by and among Tekelec, Santera Systems Inc., Certain Stockholders of Santera Systems Inc. and Austin Ventures VI, L.P., as the

10.4	Representative*

*	Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 7, 2003 (SEC File No. 0-15135).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: September 16, 2003	By:	/s/ Ronald W. Buckly

Ronald W. Buckly, Vice President and General Counsel